Exhibit 10.40

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2007, by and between NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Massachusetts corporation (”MANAGEMENT SERVICES”) and MASSACHUSETTS ONCOLOGY SERVICES, P.C., a Massachusetts professional corporation (the “PC”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated June 1, 2005 between the parties (the “Agreement”) to adjust the monthly Service Fee of $133,333.33 paid in 2006 to Seventy-Seven percent (77%) of monthly net collections for radiation therapy services. From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee equal to Seventy-Seven percent (77%) of monthly net collections fro radiation therapy services. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David Koeninger
David Koeninger
Vice President and CFO

Accepted:	MASSACHUSETTS ONCOLOGY SERVICES, P.C.

	By:	/s/ Daniel E. Dosoretz, M.D.
Daniel E. Dosoretz, M.D.
President